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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                         Date of Report: March 31, 1997

                            HMG WORLDWIDE CORPORATION
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             (Exact name of Registrant as specified in its charter)

   Delaware                 0-13121                 13-3402432
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State or other       (Commission File No.)         (IRS Employer
jurisdiction of                                    Identification No.

475 Tenth Avenue, 12th Floor, New York, New York                    10018
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code:  212-736-2300
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Item 5.    Other Events

     In December 1996, the Company initiated a private placement ("HMG Private Placement") whereby the Company offered for sale up to 2 million shares of common stock at $1.00 per share. Pursuant to the terms of the HMG Private Placement, as of December 31, 1996 the Company sold 377,500 shares of its common stock at $1.00 per share from which it derived net proceeds of approximately $377,000 and subsequent to December 31, 1996, the Company sold an additional 375,000 shares of common stock and derived net proceeds of approximately $375,000 as of March 19, 1997. The aggregate net proceeds received from the HMG Private Placement as of March 19, 1997 is $752,000. All stock issued pursuant to the terms of the HMG Private Placement is restricted stock which has not been registered under the Securities Act of 1933, as amended ("the Securities Act"), and may not be resold by the respective purchasers thereof absent registration under the Securities Act or the availability of an applicable exemption from such registration statement.

     Pursuant to an agreement dated January 16, 1997, the Company agreed to engage an investment banker to act as a placement agent on a "best efforts" basis in a proposed private offering ("1997 Private Offering") of a minimum of 60 units and a maximum of 120 units at a price of $25,000 per unit aggregating a minimum gross proceeds of $1.5 million and a maximum of $3.0 million, within 120 days of the issuance of the 1997 Private Offering memorandum. Each unit will consist of 25,000 shares of the Company's common stock. The anticipated timing for the consummation of the 1997 Private Offering is during the second quarter 1997. Upon consummation of the 1997 Private Offering, management estimates that the net proceeds to be derived from this transaction will range from $1.2 million to $2.5 million and the Company would issue between 1.5 million and 3.0 million shares of common stock. All stock to be issued pursuant to the terms of the 1997 Private Placement will be restricted stock which will not be registered under the Securities Act and may not be resold by the respective purchasers thereof absent registration under the Securities Act or the availability of an applicable exemption from such registration statement.

     In addition, upon consummation of the 1997 Private Offering, the Company will issue 10% of the aggregate number of shares of common stock sold in the form of five year warrants to the investment banker at an exercise price of $1.10 per share. Furthermore, as part of the 1997 Private Offering, the Company also agreed to engage its investment banker to provide consulting services and assist the Company in the pursuit of potential business acquisitions and combinations. Under the consulting provisions, the Company has agreed to (i) a one year, $4,000 per month consulting retainer, (ii) a finders fee associated with the successful closure of an acquisition, restructuring, joint venture or merger and (iii) the Company will issue an aggregate of 200,000 five year warrants to the investment banker of which 100,000 are exercisable at $2.00 per share and the remaining 100,000 are exercisable at $2.50 per share.

     The information set forth in this Current Report on Form 8-K constitutes Registrant's notices of its intention to make an offering of securities not registered under the Securities Act, as required by Rule 135c, promulgated under the Securities Act.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  March 31, 1997                      HMG WORLDWIDE CORPORATION
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                                                   (Registrant)
                                            By:  /s/Robert V. Cuddihy, Jr.
                                                    Robert V. Cuddihy, Jr.
                                                    Chief Operating Officer and
                                                    Chief Financial Officer

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